     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                      REGISTRATION NO. 333-94271
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 TELOCITY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CALIFORNIA                              7370                                77-0467929
    (PRIOR TO REINCORPORATION)          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
             DELAWARE                    CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)
      (AFTER REINCORPORATION)
  (STATE OR OTHER JURISDICTION OF
  INCORPORATION OR ORGANIZATION)

                         10355 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 863-6600
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                  SCOTT MARTIN
 EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND CORPORATE SECRETARY
                         10355 NORTH DE ANZA BOULEVARD
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 863-6600
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

MARGARET H. KAVALARIS, ESQ.           MATTHEW J. STEPOVICH, ESQ.            MALCOLM I. ROSS, ESQ.
JOHN M. FOGG, ESQ.                    SENIOR VICE PRESIDENT, LEGAL AFFAIRS  BAKER & MCKENZIE
GRAY CARY WARE & FREIDENRICH LLP      DAVID I. FRAZEE, ESQ.                 805 THIRD AVENUE
400 HAMILTON AVENUE                   CORPORATE GENERAL COUNSEL             NEW YORK, NEW YORK 10022
PALO ALTO, CALIFORNIA 94301           10355 NORTH DE ANZA BOULEVARD         (212) 751-5700
(650) 833-2000                        CUPERTINO, CALIFORNIA 95014
                                      (408) 863-6600

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                            AGGREGATE                AMOUNT OF
                SECURITIES TO BE REGISTERED                      OFFERING PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value..............................       $151,800,000                $40,076
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Previously paid.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



      The purpose of this Amendment No. 4 to the Registration Statement is to file certain exhibits to the Registration Statement, as set forth in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Telocity, Inc. in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................    $   39,600
NASD filing fee.............................................        10,500
Nasdaq National Market listing fee..........................        95,000
Printing and engraving costs................................       325,000
Legal fees and expenses.....................................       365,000
Accounting fees and expenses................................       425,000
Blue Sky fees and expenses..................................        10,000
Transfer Agent and Registrar fees...........................         5,000
Miscellaneous expenses......................................        24,900
                                                                ----------
          Total.............................................    $1,300,000
                                                                ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

      The Eighth Article of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

      Article VIII of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

      The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

      Since inception, we have issued unregistered securities to a limited number of persons as described below. For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Related Party Transactions" in the form of prospectus included herein.

      The sales of the following securities were deemed to be exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation.

       (1) From July 1998 through February 29, 2000, the Registrant granted stock options to purchase an aggregate of 15,243,878 shares of common stock to employees and consultants with aggregate exercise prices ranging from $0.05 to $12.00 per share pursuant to the Registrant's stock option plan. As of February 29, 2000, 13,981,226 shares of common stock have been issued upon exercise of options.

       (2) An aggregate of 7,100,000 shares of our common stock in December 1997 and June 1998 to Messrs. Olson, Solomon, Obenhuber, Grundy and Stepovich in connection with Founder Stock Purchase Agreements. The consideration received for such shares was $17,392.

      The sales of the following securities were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The Registrant believes that the transactions were exempt because the recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about Telocity or had access, through employment or other relationships, to such information.

       (1) An aggregate of 2,560,000 shares of common stock was issued in a private placement in October 1997 to August Capital Associates L.P. and August Capital Strategic Partners, L.P. in connection with the Registrant's initial funding. The consideration received for such shares was $1,280.

       (2) An aggregate of 504,000 shares of our common stock in October 1997 to Aspen Internet Systems, Inc. in exchange for the execution of a patent license agreement. The consideration received for such shares was $252.

       (3) An aggregate of 13,150,000 shares of Series A preferred stock in a private placement in July 1999 to entities affiliated with August Capital L.P. and Bessemer Venture Partners, as well as other qualified purchasers pursuant to a Series A preferred stock Purchase Agreement. The consideration received for such shares was $6,575,000.

       (4) An aggregate of 13,181,818 shares of Series B preferred stock in a private placement in February and March 1999 to entities affiliated with August Capital L.P., Bessemer Venture Partners, Mohr, Davidow Ventures and RRE Investors, LLC, as well as other qualified purchasers pursuant to Series B preferred stock Purchase Agreement. The consideration received for such shares was $14,500,000.

       (5) An aggregate of 24,332,061 shares of Series C preferred stock in a private placement in December 1999 to entities affiliated with NBC Internet, Inc., August Capital L.P., Bessemer Venture Partners, Mohr, Davidow Ventures and RRE Investors, LLC, as well as other qualified purchasers pursuant to a Series C preferred stock Purchase Agreement. The consideration for such shares was $127,500,000.

       (6) From March 1998 through December 1999 the Registrant issued to Comdisco, Inc. warrants to purchase an aggregate of 1,054,506 shares of preferred stock with an average exercise price of $1.23 per share in connection with an equipment lease financing.

       (7) In September 1998, the Registrant issued to Citizen's Telecom Services Company LLC a warrant to purchase 765,018 shares of common stock at an exercise price of $0.05 per share in connection with a letter of intent to engage in a joint development effort.

       (8) In March 1999, the Registrant issued to Vidovich-Cupertino Limited Partnership a warrant to purchase 50,000 shares of common stock at an exercise price of $0.11 per share in connection with a real property lease.

       (9) In May 1999 the Registrant issued to Meier Mitchell & Company a warrant to purchase 252,272 shares of preferred stock at an exercise price of $1.10 per share in connection with an equipment lease financing.

      (10) In June 1999, the Registrant issued to Heidrick & Struggles, Inc. a warrant to purchase 268,856 shares of common stock at an exercise price of $0.35 per share in connection with an executive search.

      (11) In November 1999, the Registrant issued to Ranbach Music, Ltd. a warrant to purchase 20,000 shares of common stock at a price of $1.50 per share in connection with a license for the Registrant to use certain music in connection with its marketing and other efforts.

      (12) In November 1999, the Registrant issued to The Sobrato Group a warrant to purchase 15,000 shares of common stock at an exercise price of $1.50 per share in connection with a real property lease.

      (13) In November 1999, in connection with bridge loans in advance of the close of the Registrant's Series C preferred stock financing, the Registrant issued to Ms. Hart and Mr. Olson warrants for 19,084 shares and 28,626 shares of preferred stock, respectively, with an exercise price of $5.24 per share.

      (14) In November 1999 the Registrant issued to Point Financial, Inc. a warrant to purchase 32,599 shares of preferred stock at an exercise price of $4.91 per share in connection with an equipment lease financing.

      (15) In December 1999 the Registrant issued to the National Broadcasting Company, Inc. and NBC Internet, Inc. warrants for 850,191 shares and 1,039,122 shares of preferred stock, respectively, with an exercise price of $5.24 per share.

      (16) In February 2000, the Registrant issued to Comdisco, Inc. a warrant to purchase 11,667 shares of common stock at an exercise price of $9.00 per share in connection with a letter of credit.

      (17) In February 2000, the Registrant issued to General Electric Company warrants to purchase an aggregate of 200,000 shares of common stock at an exercise price of $12.00 per share in connection with a Master Broadband Services Agreement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (A) EXHIBITS


EXHIBIT
NUMBER
-------
 1.1**     Form of Underwriting Agreement
 3.1**     Restated Certificate of Incorporation of Registrant, as
           amended, to be in effect after the offering
 3.2**     Bylaws of Registrant
 4.1*      Specimen of stock certificates
 5.1**     Opinion of Gray Cary Ware & Freidenrich LLP
 5.2*      Opinion of Patton Boggs, LLP
10.1**     Form of Indemnification Agreement between Registrant and
           each of its directors and officers
10.2**     2000 Equity Incentive Plan and form of agreements thereunder
10.3**     2000 Employee Stock Purchase Plan
10.4**     2000 Outside Directors Stock Plan and form of agreements
           thereunder
10.5       Lease between Registrant and Vidovich-Cupertino Limited
           Partnership
10.6       Lease between Registrant and Lee Li Chun Koo
10.7       Lease between Registrant and The Sobrato Group
10.8**     Second Amended and Restated Investors' Rights Agreement
10.9+**    Product Manufacturing Agreement between Registrant and
           Wellex Corporation
10.10+     Agreement for Services between Registrant and Telamon-IMS,
           Inc.

EXHIBIT
NUMBER
-------
10.11+     Agreement for Services between Registrant and the Sutherland
           Group, Ltd.
10.12**    Employment Agreement between Registrant and Patti Hart
10.13**    Employment Agreement between Registrant and Peter Olson
10.14**    Employment Agreement between Registrant and Jim Morrissey
10.15**    Employment Agreement between Registrant and Thomas Obenhuber
10.16**    Employment Agreement between Registrant and James Rohrer
10.17**    Employment Agreement between Registrant and Matthew
           Stepovich
10.18**    Employment Agreement between Registrant and Regina Wiedemann
10.19**    Employment Agreement between Registrant and Kevin Grundy
10.20**    Employment Agreement between Registrant and Jef Raskin
10.21**    Employment Agreement between Registrant and Andrew Robinson
10.22**    Employment Agreement between Registrant and Edward Hayes
10.23**    Employment Agreement between Registrant and Scott Martin
10.24**    Consultants Stock Option Plan and form of agreements
           thereunder
10.25+**   Market Development Agreement between Registrant and
           BellSouth Business Systems, Inc.
10.26+**   Private Line Service Level Agreement between Registrant and
           Level 3 Communications, LLC
10.27+**   Private Line Service Agreement between Registrant and MCI
           WorldCom Communications, Inc.
10.28      Operating Agreement between Registrant and NBC Internet,
           Inc.
10.29      Advertising Agreement between Registrant and the National
           Broadcasting Company, Inc.
10.30      Advertising Agreement between Registrant and NBC Internet,
           Inc.
10.31**    Founder Stock Purchase Agreement between Registrant and
           Peter Olson dated December 23, 1997
10.32**    Founder Stock Purchase Agreement between Registrant and
           Michael Solomon dated December 23, 1997
10.33**    Founder Stock Purchase Agreement between Registrant and
           Thomas Obenhuber dated December 23, 1997
10.34**    Founder Stock Purchase Agreement between Registrant and
           Matthew Stepovich dated December 23, 1997
10.35**    Founder Stock Repurchase Agreement between Registrant and
           Peter Olson dated June 1, 1998
10.36**    Founder Stock Repurchase Agreement between Registrant and
           Michael Solomon dated June 1, 1998
10.37**    Founder Stock Purchase Agreement between Registrant and
           Kevin Grundy dated June 10, 1998
10.38**    Founder Stock Purchase Agreement between Registrant and
           Thomas Obenhuber dated June 10, 1998
10.39**    Founder Stock Purchase Agreement between Registrant and
           Matthew Stepovich dated June 10, 1998
10.40**    Secured Promissory Note between Registrant and Comdisco,
           Inc. dated March 27, 1998
10.41**    Secured Promissory Note between Registrant and Comdisco,
           Inc. dated November 10, 1998
10.42**    Secured Promissory Note between Registrant and Comdisco,
           Inc. dated December 24, 1998
10.43**    Subordinated Promissory Note between Registrant and
           Comdisco, Inc. dated September 3, 1999

EXHIBIT
NUMBER
-------
10.44**    Subordinated Promissory Note between Registrant and
           Comdisco, Inc. dated September 9, 1999
10.45**    Subordinated Promissory Note between Registrant and
           Comdisco, Inc. dated September 24, 1999
10.46**    Subordinated Promissory Note between Registrant and
           Comdisco, Inc. dated September 24, 1999
10.47**    Subordinated Promissory Note between Registrant and
           Comdisco, Inc. dated October 19, 1999
10.48**    Subordinated Promissory Note between Registrant and MMC/GATX
           Partnership No. 1 dated September 30, 1999
10.49**    Master Broadband Network Services Agreement and Form of
           Warrant Agreement between Registrant and General Electric
           Company
10.50**    Consent of Jupiter Communications
10.51**    Consent of Forrester Research
10.52**    Consent of International Data Corporation
21.1**     Subsidiaries of the Registrant
23.1**     Consent of PricewaterhouseCoopers LLP, Independent
           Accountants
23.2**     Consent of Counsel (see Exhibit 5.1)
24.1**     Power of Attorney
27.1**     Financial Information Schedules


---------------
 + Confidential treatment has been requested for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

 * To be filed by amendment.

** Previously filed.

      (B) FINANCIAL STATEMENT SCHEDULES

      None.

      Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on the 23rd day of March 2000.


                                          Telocity, Inc.

                                          By: /s/ EDWARD HAYES
                                            ------------------------------------
                                          Edward Hayes, Executive Vice President
                                          and
                                          Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                                    TITLE                        DATE
                  ---------                                    -----                        ----

               /s/ PATTI HART*                   President, Chief Executive Officer    March 23, 2000
---------------------------------------------      and Director (Principal
                 Patti Hart                        Executive Officer)

              /s/ EDWARD HAYES                   Executive Vice President and Chief    March 23, 2000
---------------------------------------------      Financial Officer (Principal
                Edward Hayes                       Financial and Accounting
                                                   Officer)

              /s/ DAVID COWAN*                   Director                              March 23, 2000
---------------------------------------------
                 David Cowan

              /s/ PETER OLSON*                   Executive Vice President, Chief       March 23, 2000
---------------------------------------------      Technical Officer and Director
                 Peter Olson

            /s/ ANDREW RAPPAPORT*                Director                              March 23, 2000
---------------------------------------------
              Andrew Rappaport

             /s/ EDMOND SANCTIS*                 Director                              March 23, 2000
---------------------------------------------
               Edmond Sanctis

            /s/ MICHAEL SOLOMON*                 Director                              March 23, 2000
---------------------------------------------
               Michael Solomon

            /s/ RANDALL STRAHAN*                 Director                              March 23, 2000
---------------------------------------------
               Randall Strahan

            *By: /s/ EDWARD HAYES
   ---------------------------------------
                Edward Hayes
              Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
 1.1**    Form of Underwriting Agreement
 3.1**    Restated Certificate of Incorporation of Registrant, as
          amended, to be in effect after the offering
 3.2**    Bylaws of Registrant
 4.1*     Specimen of stock certificates
 5.1**    Opinion of Gray Cary Ware & Freidenrich LLP
 5.2*     Opinion of Patton Boggs, LLP
10.1**    Form of Indemnification Agreement between Registrant and
          each of its directors and officers
10.2**    2000 Equity Incentive Plan and form of agreements thereunder
10.3**    2000 Employee Stock Purchase Plan
10.4**    2000 Outside Directors Stock Plan and form of agreements
          thereunder
10.5      Lease between Registrant and Vidovich-Cupertino Limited
          Partnership
10.6      Lease between Registrant and Lee Li Chun Koo
10.7      Lease between Registrant and The Sobrato Group
10.8**    Second Amended and Restated Investors' Rights Agreement
10.9+**   Product Manufacturing Agreement between Registrant and
          Wellex Corporation
10.10+    Agreement for Services between Registrant and Telamon-IMS,
          Inc.
10.11+    Agreement for Services between Registrant and the Sutherland
          Group, Ltd.
10.12**   Employment Agreement between Registrant and Patti Hart
10.13**   Employment Agreement between Registrant and Peter Olson
10.14**   Employment Agreement between Registrant and Jim Morrissey
10.15**   Employment Agreement between Registrant and Thomas Obenhuber
10.16**   Employment Agreement between Registrant and James Rohrer
10.17**   Employment Agreement between Registrant and Matthew
          Stepovich
10.18**   Employment Agreement between Registrant and Regina Wiedemann
10.19**   Employment Agreement between Registrant and Kevin Grundy
10.20**   Employment Agreement between Registrant and Jef Raskin
10.21**   Employment Agreement between Registrant and Andrew Robinson
10.22**   Employment Agreement between Registrant and Edward Hayes
10.23**   Employment Agreement between Registrant and Scott Martin
10.24**   Consultants Stock Option Plan and form of agreements
          thereunder
10.25+**  Market Development Agreement between Registrant and
          BellSouth Business Systems, Inc.
10.26+**  Private Line Service Level Agreement between Registrant and
          Level 3 Communications, LLC
10.27+**  Private Line Service Agreement between Registrant and MCI
          WorldCom Communications, Inc.
10.28     Operating Agreement between Registrant and NBC Internet,
          Inc.
10.29     Advertising Agreement between Registrant and the National
          Broadcasting Company, Inc.
10.30     Advertising Agreement between Registrant and NBC Internet,
          Inc.
10.31**   Founder Stock Purchase Agreement between Registrant and
          Peter Olson dated December 23, 1997
10.32**   Founder Stock Purchase Agreement between Registrant and
          Michael Solomon dated December 23, 1997

EXHIBIT
NUMBER
-------
10.33**   Founder Stock Purchase Agreement between Registrant and
          Thomas Obenhuber dated December 23, 1997
10.34**   Founder Stock Purchase Agreement between Registrant and
          Matthew Stepovich dated December 23, 1997
10.35**   Founder Stock Repurchase Agreement between Registrant and
          Peter Olson dated June 1, 1998
10.36**   Founder Stock Repurchase Agreement between Registrant and
          Michael Solomon dated June 1, 1998
10.37**   Founder Stock Purchase Agreement between Registrant and
          Kevin Grundy dated June 10, 1998
10.38**   Founder Stock Purchase Agreement between Registrant and
          Thomas Obenhuber dated June 10, 1998
10.39**   Founder Stock Purchase Agreement between Registrant and
          Matthew Stepovich dated June 10, 1998
10.40**   Secured Promissory Note between Registrant and Comdisco,
          Inc. dated March 27, 1998
10.41**   Secured Promissory Note between Registrant and Comdisco,
          Inc. dated November 10, 1998
10.42**   Secured Promissory Note between Registrant and Comdisco,
          Inc. dated December 24, 1998
10.43**   Subordinated Promissory Note between Registrant and
          Comdisco, Inc. dated September 3, 1999
10.44**   Subordinated Promissory Note between Registrant and
          Comdisco, Inc. dated September 9, 1999
10.45**   Subordinated Promissory Note between Registrant and
          Comdisco, Inc. dated September 24, 1999
10.46**   Subordinated Promissory Note between Registrant and
          Comdisco, Inc. dated September 24, 1999
10.47**   Subordinated Promissory Note between Registrant and
          Comdisco, Inc. dated October 19, 1999
10.48**   Subordinated Promissory Note between Registrant and MMC/GATX
          Partnership No. 1 dated September 30, 1999
10.49**   Master Broadband Network Services Agreement and Form of
          Warrant Agreement between Registrant and General Electric
          Company
10.50**   Consent of Jupiter Communications
10.51**   Consent of Forrester Research
10.52**   Consent of International Data Corporation
21.1**    Subsidiaries of the Registrant
23.1**    Consent of PricewaterhouseCoopers LLP, Independent
          Accountants
23.2**    Consent of Counsel (see Exhibit 5.1)
24.1**    Power of Attorney
27.1**    Financial Information Schedules


---------------
 + Confidential treatment has been requested for certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

 * To be filed by amendment.

** Previously filed.